Exhibit 3.2
FOURTH AMENDED AND RESTATED BYLAWS
OF
FLOOR & DECOR HOLDINGS, INC.

TABLE OF CONTENTS
Page
ARTICLE I
Stockholders
ARTICLE II
Directors
ARTICLE III
Committees

Section 3.1	Committees	17
Section 3.2	Conduct of Meetings	17
i

ARTICLE IV
Officers
ARTICLE V
Capital Stock
ARTICLE VI
General Provisions
ARTICLE VII
Amendments
ii

ARTICLE VIII
Indemnification and Advancement
ARTICLE IX
Federal Forum

Section 9.1	Federal Forum	27

iii

ARTICLE I
Stockholders
Section 1.1    Place of Meetings. All meetings of stockholders for the election of directors or for any other purpose shall be held at such place, if any, within or without the State of Delaware, as may be designated from time to time by the Board of Directors (the “Board”) of Floor & Decor Holdings, Inc. (the “Corporation”) or the Chairperson of the Board or, if not so designated, at the principal office of the Corporation. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held in whole or in part by means of remote communication.
Section 1.2    Annual Meeting. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), the annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board or the Chairperson of the Board, which date shall not be a legal holiday in the place, if any, where the meeting is to be held. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.
Section 1.3    Special Meetings.
(a)    Unless otherwise required by law or the Certificate of Incorporation, special meetings of stockholders for any purpose or purposes may be called at any time by the Board or the Chairperson of the Board, or, solely to the extent required by Section 1.3(b), by the Secretary, and may not be called by any other person or persons. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders called by the Board or the Chairperson of the Board. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.
(b)    A special meeting of the stockholders shall be called by the Secretary upon proper written request or requests (each, a “Meeting Request”) given by or on behalf of one or more stockholders (each, a “Requesting Stockholder”) who beneficially own(s) (or stockholders acting as nominee on behalf of other persons who beneficially own) in the aggregate at least 25% of the voting power of the outstanding capital stock entitled to vote at such a meeting (the “Required Percent”) in accordance with this Section 1.3. A stockholder-requested special meeting shall be held at such date and time as may be fixed by the Board; provided, however, that the date of any such special meeting shall not be more than ninety (90) days after the receipt by the Secretary in the manner required by Section 1.3(c) of Meeting Requests from the Required Percent. Upon determination of the time and date of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote at the meeting in accordance with Section 1.4 of these By-Laws. A stockholder may not submit a Meeting Request unless such stockholder is a holder of record of capital stock of the Corporation on the record date fixed to determine the stockholders entitled to request the call of a special meeting. Any stockholder seeking to cause the Corporation to call a special meeting to transact business shall deliver (as defined below) to the Secretary at the principal executive officers of the Corporation a request that the Board fix a record date. A written request to fix a record date shall include all of the information that must be included in a Meeting Request pursuant to the first sentence of paragraph (c) of this Section 1.3, as set forth in paragraph (c) of this Section 1.3. The

Board may, within ten (10) days of the Secretary’s receipt of a written request to fix a record date containing all the information required by or pursuant to this paragraph, fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted. If a record date is not so fixed by the Board, the record date shall be the date that the first Meeting Request containing all of the information required by or pursuant to paragraph (c) of this Section 1.3 is delivered to the Secretary at the principal executive officers of the Corporation with respect to the proposed business to be conducted at a special meeting.
(c)    To be in proper form, a Meeting Request shall be signed by the Requesting Stockholder or Requesting Stockholders submitting such Meeting Request and bear the date of such signature, shall be delivered to the Secretary at the principal executive officers of the Corporation, and shall set forth: (A) a brief description of the business desired to be brought before the meeting (including any nominees for election or reelection as directors, if applicable) and the reasons for conducting such business at the meeting; (B) the name and address of the Requesting Stockholder and any other person(s) on whose behalf such Meeting Request is submitted; (C) all of the information, representations, certificates and agreements that would be required by Section 1.10, in the case of one or more nominations or business other than nominations, as applicable, which information shall be updated and supplemented in the manner required by Section 1.10(c)(iii) of these Bylaws (except that, for purposes of this Section 1.3, references to the “Noticing Stockholder” and “annual meeting” shall instead refer, respectively to “Requesting Stockholder” and “special meeting” and the term “Holder” shall mean the Requesting Stockholder and any other person(s) on whose behalf such Meeting Request is submitted); and (D) documentary evidence that the Requesting Stockholder(s) beneficially own the Required Percent, or, if the Requesting Stockholder(s) are not the beneficial owners of the Required Percent, documentary evidence that the person(s) on whose behalf such Meeting Request is submitted beneficially own the Required Percent at the time such Meeting Request is delivered to the Secretary. Notwithstanding the foregoing, a Meeting Request provided by a stockholder in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A need not set forth the information required by or pursuant to clause (C) of the immediately preceding sentence. Except as otherwise provided by law or these Bylaws, the Board and, subject to the control of the Board, the chair of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the stockholder-requested meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.3. Notwithstanding anything in these Bylaws to the contrary, if a Requesting Stockholder, any person on whose behalf the Meeting Request is submitted, any Stockholder Associated Person (as defined below) or any proposed nominee (as applicable) acts contrary to any representation, certification or agreement required by or pursuant to this Section 1.3 (including any representation, certification or agreement required by Section 1.10) or otherwise fails to comply with this Section 1.3 (or any law, rule or regulation identified in this Section 1.3, or Section 1.10) or provides false or misleading information to the Corporation, any such business proposal shall not be transacted and any such nomination(s) shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation. If none of the Requesting Stockholders who submitted a Meeting Request (or a “qualified representative” (as defined in Section 1.10) thereof) appears at the stockholder-requested special meeting to present the business to be brought before such meeting (including any nominations for election or reelection as directors, if applicable) that were specified in the Meeting Request, the Corporation need not present the business or nominations for a vote at the meeting (and any such nominee shall be disqualified from standing for election or re-election as a director), notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(d)    A Requesting Stockholder may revoke its Meeting Request at any time prior to the stockholder-requested special meeting by written revocation delivered to the Secretary at the principal executive offices of the Corporation, and if, following delivery of such revocation, there are unrevoked Meeting Requests from less than the Required Percent, the Board, in its discretion, may determine whether or not to proceed with, including whether to cancel, the special meeting. Any disposition by a Requesting Party (or by a person on whose behalf the Meeting Request is submitted) of beneficial ownership of any shares of capital stock entitled to vote at the stockholder-requested meeting after the date the Meeting Request is delivered to the Corporation shall be deemed a revocation of such request with respect to such shares, and such shares will not be included in determining whether the Requisite Percent has been satisfied.
(e)    Notwithstanding anything to the contrary in this Section 1.3:
(i)    A Meeting Request shall not be valid, and the Secretary shall not call a special meeting, if: (A) the Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (B) an item of business that is identical or substantially similar to an item to which the Meeting Request relates (a “Similar Item”) (as determined in good faith by the Board) was presented at any meeting of stockholders held within one hundred twenty (120) days prior to the earliest date of signature on the Meeting Request; provided, that the removal of directors and the filling of the resulting vacancies shall be considered identical or substantially similar to the election of directors at the preceding annual meeting of stockholders; (C) the Board has called or calls an annual or special meeting of stockholders to be held not more than ninety (90) days after the date the Corporation receives Meeting Requests from the Required Percent and a Similar Item (as determined in good faith by the Board) will be submitted for stockholder approval at such annual or special meeting; (D) the Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of that year’s annual meeting of stockholders; (E) the Meeting Request is delivered during the period of time beginning on the sixty-first (61st) day after the earliest date of signature on a Meeting Request, that has been delivered to the Secretary, relating to a Similar Item (as determined in good faith by the Board) and ending on the one-year anniversary of such earliest date of signature; (F) the Meeting Requests from the Required Percent were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; (G) the Meeting Request does not comply with the requirements of this Section 1.3; and
(ii)    Nothing herein shall prohibit the Board from including in the Corporation’s notice of any special meeting of stockholders called by the Secretary additional matters to be submitted to the stockholders at such meeting not included in the Meeting Request(s) in respect of such meeting.

(f)    The Board shall determine the place, if any, and fix the date and time, of any stockholder-requested special meeting, and the date of such special meeting shall be no more than 90 days after the date on which the Board fixes the date of the special meeting. The record date(s) for a special meeting shall be fixed in accordance with Section 213 of the DGCL (as defined below). Upon determination of the time and place of the meeting, an appropriate officer shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 1.4 of these Bylaws. Nothing contained in this paragraph (f) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board or Chairperson of the Board may be held. Business transacted at a stockholder-requested special meeting shall be limited to: (i) the business stated in the valid special meeting request received from the Required Percent, and (ii) any additional business that the Board of Directors determines to include in the corporation’s notice of meeting.
Section 1.4    Notice of Meetings. Except as otherwise provided in these Bylaws or required by the General Corporation Law of the State of Delaware (the “DGCL”) or the Certificate of Incorporation, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notices of all meetings shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.
Section 1.5    Voting List. The Corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.5 or vote in person or by proxy at any meeting of stockholders.
Section 1.6    Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled to vote at the meeting, present in person or by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person or by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. Shares of the Corporation’s own stock belonging to (i) the Corporation, (ii) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, or (iii) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly, by the Corporation or such other entity is otherwise controlled, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If a quorum shall fail to attend any meeting, the meeting may be adjourned in accordance with Section 1.7 until a quorum shall be present or represented.
Section 1.7    Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time to any other date and time and to any other place, if any, at which a meeting of stockholders may be held under these Bylaws by the chairperson of the meeting, whether or not a quorum is present. If directed to be voted on by the chairperson of the meeting, any meeting of stockholders at which a quorum is not present may also be adjourned from time to time to any other date and time and to any other place, if any, at which a meeting of stockholders may be held under these Bylaws by the vote of a majority of the votes cast by the stockholders present or represented at the meeting and voting affirmatively or negatively on such adjournment, although less than a quorum. When a meeting is adjourned to another time and place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting, provided that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.
Section 1.8    Voting and Proxies. Each stockholder shall have such number of votes, if any, for each share of stock entitled to vote and held of record by such stockholder as may be fixed in the Certificate of Incorporation and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. There shall be no cumulative voting for the election of directors. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by applicable law. No such proxy shall be voted upon after three years from the date of its execution unless the proxy expressly provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation (the “Secretary”) a revocation of the proxy or a new proxy bearing a later date.
Section 1.9    Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of a majority of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, a majority of the votes cast by the holders of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different or minimum vote is required by applicable law, regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws, in which case such different or minimum vote shall be the applicable vote on the matter.
Other than directors who may be elected by the holders of shares of any series of Preferred Stock, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected, then the directors shall be elected by the vote of a plurality of the votes cast. For purposes of the foregoing sentence of this Section 1.9, a majority of the votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as votes cast either “for” or “against” any director’s election). Voting at meetings of stockholders need not be by written ballot.
Section 1.10    Nomination of Directors and Proposals of Other Business at Meetings of Stockholders. The following procedures shall govern all cases in which a stockholder seeks to nominate persons for election to the Board or propose other business to be considered by stockholders at a meeting of stockholders.
(a)    Annual Meetings of Stockholders
(i)    To be properly brought before an annual meeting of stockholders, nominations of persons for election to the Board and proposals of other business must be (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by or at the direction of the Board or any duly authorized committee thereof, or (C) otherwise properly brought before the annual meeting by a stockholder (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.10, on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and at the time of such annual meeting, (y) who is entitled to vote at such annual meeting and (z) who complies with the notice procedures set forth in this Section 1.10. Except for (I) any directors entitled to be elected by the holders of Preferred Stock or (II) any directors elected in accordance with Section 2.8 hereof by the Board to fill a vacancy or newly created directorship, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 1.10 shall be eligible for election as directors.
(ii)    In addition to any other applicable requirements, for nominations or proposals of other business to be properly brought before an annual meeting by a stockholder of record pursuant to clause (C) of paragraph (a)(i) of this Section 1.10, the Noticing Stockholder must have delivered (as defined below) timely notice thereof in proper written form to the Secretary at the principal executive offices of the Corporation, and any such proposed business other than nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, the Noticing Stockholder’s notice must be delivered in proper written form to the Secretary at the principal executive offices of the Corporation not later than the Close of Business (as defined below) on the 90th day nor earlier than the Close of Business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the Noticing Stockholder in order to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to the annual meeting and not later than the Close of Business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement (as defined below) of the date of the annual meeting is first made by the Corporation. Public announcement of an adjournment, recess, rescheduling or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s notice. Notwithstanding anything in this paragraph (a)(ii) to the contrary, if the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director proposed by the Board or specifying the size of the increased Board at least 10 days prior to the last day a Noticing Stockholder may deliver a notice of nominations in accordance with the second sentence of this paragraph (a)(ii), a Noticing Stockholder’s notice required by this Section 1.10(a) shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 10th day following the day on which a public announcement of such increase is first made by the Corporation.
(iii)    To be in proper written form, the Noticing Stockholder’s notice must also set forth the following.
(A)    As to each person whom the Noticing Stockholder proposes to nominate for election or re-election as a director (1) the name, age, business address and residence address of the person, (2) a biography and statement of such person’s qualifications, including the principal occupation or employment of the person (at present and for the past five years), (3) the Specified Information (as defined below) for the person and any member of the immediate family of the person sharing the same household, or any affiliate (as such term is defined below) of the person, (4) a complete and accurate description of all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) existing presently, that existed during the past three years or were offered during the past three years (whether accepted or declined), and any other material relationships, between or among the Holders or any Stockholder Associated Person (as such terms are defined below), on the one hand, and the person, and any member of the immediate family of the person sharing the same household, and the person’s affiliates, or any other person or persons, on the other hand (including the names of such persons) and all biographical, related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Item 404 promulgated under Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), if any Holder or any Stockholder Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant, (5) any other information relating to the person that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election or that is otherwise required pursuant to and in accordance with Section 14 of the Exchange Act (including such person’s written consent to being named in proxy statements (including the Corporation’s proxy statement) as a proposed nominee of the Noticing Stockholder and to serving as a director if elected) and (6) a completed and signed questionnaire, representation and agreement and any and all other information required by paragraph (a)(iii)(E) of this Section 1.10.
(B)    as to any other business that the Noticing Stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and (3) a description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by the Noticing Stockholder and any material interest of each such Holder or any Stockholder Associated Person in such business.
(C)    As to the Noticing Stockholder and the beneficial owner, if any, on whose behalf the nomination is made or the other business is being proposed (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”): (1) the name and address of each Holder, as the name and address appear on the Corporation’s books, and the name and address of each Stockholder Associated Person, if any, (2) (I) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, held of record or owned beneficially by each Holder and any Stockholder Associated Person (provided that, for the purposes of this Section 1.10, any such person shall in all events be deemed to beneficially own any shares of stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both)), (II) any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder and any Stockholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned or held, including beneficially, by each Holder and any Stockholder Associated Person, (III) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and any Stockholder Associated Person has any right to vote or has granted a right to vote any shares of stock or any other security of the Corporation, (IV) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Holder or any Stockholder Associated Person, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any Stockholder Associated Person with respect to any class or series of the shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares or other securities of the Corporation (any of the foregoing, a “Short Interest”), and any Short Interest held by each Holder or any Stockholder Associated Person within the last 12 months in any class or series of the shares or other securities of the Corporation, (V) any rights to dividends or payments in lieu of dividends on the shares of the Corporation owned beneficially by each Holder or any Stockholder Associated Person that are separated or separable from the underlying shares of stock or other security of the Corporation, (VI) any proportionate interest in shares of stock or other securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which any Holder or any Stockholder Associated Person is a general partner or directly or indirectly beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or other entity, (VII) any performance-related fees (other than an asset-based fee) that each Holder or any Stockholder Associated Person is or may be entitled to based on any increase or decrease in the value of stock or other securities of the Corporation or Derivative Instruments, if any, including without limitation, any such interests held by members of the immediate family sharing the same household of such Holder or any Stockholder Associated Person, (VIII) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and each Stockholder Associated Person, if any, in the outcome of any (x) vote to be taken at any annual or special meeting of stockholders of the Corporation or (y) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws, (IX) any direct or indirect legal, economic or financial interest or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by each Holder or any Stockholder Associated Person, (X) any direct or indirect interest of each Holder or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and (XI) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any Stockholder Associated Person is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any affiliate of the Corporation, or any officer, director or employee of such affiliate (subclause (a)(iii)(C)(2) of this Section 1.10 shall be referred to as the “Specified Information”), (3) a representation by the Noticing Stockholder that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and that such stockholder (or a qualified representative thereof) intends to appear in person or by proxy at the meeting to propose such nomination or other business, (4) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by each Holder and each Stockholder Associated Person, if any, (5) any other information relating to each Holder and each Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (6) a representation by the Noticing Stockholder as to whether the Noticing Stockholder will engage in a solicitation with respect to the nomination(s) or other business and, if so, the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and (I) in the case of a proposal, a representation by the Noticing Stockholder as to whether any Holder and/or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the other business being proposed and (II) in the case of a nomination or nominations, the statement required by Rule 14a-19(b)(3) of the Exchange Act (or any successor provision) and the names of all nominees for whom the Noticing Stockholder intends to solicit proxies as required by Rule 14a-19(b)(2), (7) a certification by the Noticing Stockholder that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares of capital stock or other securities of the Corporation and/or such person’s acts or omissions as a stockholder of the Corporation, and (8)  a representation by the Noticing Stockholder as to the accuracy of the information set forth in the notice.
(D)    The Corporation may also, as a condition to any such nomination or business being deemed properly brought before a meeting of stockholders, require any Holder or any proposed nominee to deliver to the Secretary, within five Business Days (as defined below) of any such request, such other information as may reasonably be requested by the Corporation, including (1) such other information as may be reasonably required by the Board to determine whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert,” or otherwise meets heightened standards of independence, under applicable law, securities exchange rule or regulation or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (2) such other information that the Board reasonably determines could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
(E)    In addition to the other requirements of this Section 1.10, each person who a Noticing Stockholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 1.10) to the Secretary at the principal executive offices of the Corporation (1) a complete and accurate, signed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and (2) a complete and accurate, signed written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person (I) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (solely for purposes of this Section 1.10, a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (III) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and a statement as to whether such person, if elected, intends to comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (IV) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation.
(b)    Special Meetings of Stockholders.
Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board, (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.10, on the record date for the determination of stockholders entitled to notice of and to vote at such special meeting and at the time of such special meeting, (y) who is entitled to vote at such special meeting and (z) who complies with the notice procedures set forth in this Section 1.10 or (iii) in the case of a stockholder-requested special meeting, by any stockholder of the Corporation pursuant to Section 1.3 of these Bylaws. If the Corporation calls a special meeting of stockholders (other than a stockholder-requested special meeting) for the purpose of electing one or more directors to the Board, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice setting forth the applicable information required by paragraph (a)(iii) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not earlier than the Close of Business on the 120th day prior to the special meeting and not later than the Close of Business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment, recess, rescheduling or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s notice as described above. Notwithstanding anything in this paragraph (b) to the contrary, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the Meeting Request(s) delivered for such special meeting pursuant to subsection (b) through (f) of Section 1.3 of these Bylaws.
(c)    General.
(i)    Only such persons who are nominated in accordance with the procedures set forth in subsections (a) and (b) of this Section 1.10 (in the case of an annual or special meeting) shall be eligible for election to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. The number of proposed nominees with respect to whom a stockholder may submit notice in accordance with the procedures set forth in these Bylaws shall not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 1.10. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board and, subject to the supervision of the Board, the chairperson of the meeting of stockholders shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether the Noticing Stockholder or other Holder, if any, on whose behalf the nomination is made or other business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Noticing Stockholder’s nominee or other business in compliance with such stockholder’s representations and statement as required by clause (C)(6) of paragraph (a)(iii) of this Section 1.10). If any proposed nomination or other business was not made or proposed in compliance with these Bylaws, the Board and, subject to the supervision of the Board, the chairperson of the meeting of stockholders shall have the power to declare to the meeting that any such nomination or other business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and that such nomination or other business not properly brought before the meeting shall be disregarded and/or shall not be transacted.
(ii)    Nothing in these Bylaws shall be deemed to affect any rights (x) of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances, or (y) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that stockholder’s request to include proposals in the Corporation’s proxy statement.
(iii)    In addition, to be considered timely, a Noticing Stockholder’s notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five Business Days after the record date for determining the stockholders entitled to notice of the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight Business Days prior to the date for the meeting or any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. In addition, if the Noticing Stockholder has delivered to the Corporation a notice relating to the nomination of directors, the Noticing Stockholder shall deliver to the Corporation not later than eight Business Days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.
(iv)    Notwithstanding anything to the contrary in these Bylaws, if the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) does not appear at the annual or special meeting of stockholders, as applicable, to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.10, to be considered a “qualified representative” of the Noticing Stockholder, a person must be authorized by a document authorizing another person or persons to act for such stockholder as proxy at the meeting of stockholders and such person must produce the document or a reliable reproduction of such document at the meeting of stockholders. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which such inspectors or such persons relied.
Section 1.11    Conduct of Meetings.
(a)    Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or, in the Chairperson’s absence, by the Vice Chairperson of the Board, if any, or, in the Vice Chairperson’s absence, by the Chief Executive Officer, or, in the Chief Executive Officer’s absence, by the President, or, in the President’s absence, by a Vice President, or, in the absence of all of the foregoing persons, by a chairperson designated by the Board. The Secretary shall act as secretary of the meeting, but, in the Secretary’s absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.
(b)    The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate, including, without limitation, such rules, regulations, guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations, guidelines or procedures as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations, guidelines and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations, guidelines or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present, including regulation of the manner of voting and the conduct of discussion; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) restrictions on the use of cell phones, audio or video recording devices and other devices at the meeting. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
(c)    The chairperson of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.
(d)    In advance of any meeting of stockholders, the Board, the Chairperson of the Board, the Chief Executive Officer or the President may, and shall if required by applicable law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.
Section 1.12    Certain Definitions. For purposes of these Bylaws:
(a)    “affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;
(b)    “associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;
(c)    “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Atlanta, Georgia or New York, New York are authorized or obligated by law or executive order to close;

(d)    “Close of Business” on a particular day means 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;
(e)    “delivered” means, solely for purposes of this Article I of these Bylaws, both (i) hand delivery, overnight courier service or sent and received by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation, and (ii) electronic mail to the Secretary at the following electronic mail address: corporate_secretary@flooranddecor.com
(f)    “Noticing Stockholder” means the stockholder of record submitting a notice pursuant to clause (i)(C) of Section 1.10(a), in the case of an annual meeting, or clause (ii) of Section 1.10(b), in the case of a special meeting;
(g)    “public announcement” means disclosure (i) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, as reported by the Dow Jones News Service, Associated Press or a comparable national news service, or is generally available on internet news sites, or (ii) in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and
(h)    “Stockholder Associated Person” of any Holder means any affiliate who controls (as defined under Rule 405 promulgated under the Securities Act) any such Holder, directly or indirectly.
ARTICLE II
Directors
Section 2.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.
Section 2.2    Number, Election and Qualification. The total number of directors constituting the Board shall be as fixed by, or in the manner provided by, the Certificate of Incorporation. Election of directors need not be by written ballot. Directors need not be stockholders of the Corporation. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.
Section 2.3    Organization. The Board may appoint from its members a Chairperson of the Board and a Vice Chairperson of the Board, neither of whom need be an employee or officer of the Corporation. If the Board appoints a Chairperson of the Board, such Chairperson shall perform such duties and possess such powers as are provided in these Bylaws or assigned by the Board and, if the Chairperson of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 4.7 of these Bylaws. If the Board appoints a Vice Chairperson of the Board, such Vice Chairperson shall perform such duties and possess such powers as are assigned by the Board. Unless otherwise provided by the Board, the Chairperson of the Board or, in the Chairperson’s absence, the Vice Chairperson of the Board, if any, shall preside at all meetings of the Board.

Section 2.4    Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to the Certificate of Incorporation shall constitute a quorum of the Board. If at any meeting of the Board there shall be less than a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.
Section 2.5    Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law, the Certificate of Incorporation or these Bylaws.
Section 2.6    Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only as expressly provided in the Certificate of Incorporation.
Section 2.7    Resignation. Any director may resign at any time by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.
Section 2.8    Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any newly created directorship or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from a newly created directorship shall hold office for the remaining term of his or her predecessor.
Section 2.9    Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.
Section 2.10    Special Meetings. Special meetings of the Board may be held at any time and place and may be called by either the Chairperson of the Board, the Chief Executive Officer, the President or the majority of the directors then in office.
Section 2.11    Notice of Special Meetings. Notice of the date, place and time of any special meeting of the Board shall be given to each director by the Secretary or by the person or persons calling the meeting. Notice shall be duly given to each director (a) in person, by telephone or electronic mail transmission at least 24 hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy or facsimile, or delivering written notice by hand, to such director’s last known business, home or means of electronic transmission address at least 48 hours in advance of the meeting, (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting or (d) on such shorter notice as the person or persons calling the meeting may deem necessary or appropriate in the circumstances. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.
Section 2.12    Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
Section 2.13    Action by Consent. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent to the action in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 2.14    Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service. Members of special or standing committees may be allowed like compensation for service as committee members.
ARTICLE III
Committees
Section 3.1    Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize any seal of the Corporation to be affixed to all papers that may require it. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
Section 3.2    Conduct of Meetings. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or in the resolution or resolutions of the Board designating such committee or as otherwise required by the DGCL. Except as otherwise provided by these Bylaws, in the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if all members of the committee consent to the action in writing or by electronic transmission. Any consent of a member of a committee may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the committee.
ARTICLE IV
Officers
Section 4.1    Titles. The officers of the Corporation shall consist of a Chief Executive Officer, a Secretary, a Treasurer and such other officers with such other titles as the Board shall determine, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, each of whom shall be appointed by the Board. The Board may appoint such other officers as it may deem appropriate, and the Board may delegate to any officer of the Corporation the power to appoint such other officers and prescribe their respective duties and powers. The Board may, but is not required to, appoint a President. Any number of offices may be held by the same person, unless otherwise prohibited by applicable law, the Certificate of Incorporation or these Bylaws.
Section 4.2    Qualification. No officer need be a stockholder.
Section 4.3    Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation, disqualification or removal.
Section 4.4    Removal. Any officer may be removed at any time by the Board.
Section 4.5    Resignation. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.
Section 4.6    Vacancies. The Board may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices. Except as otherwise specified in the resolution electing or appointing such successor, each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified, or until such officer’s earlier death, resignation, disqualification or removal.
Section 4.7    President; Chief Executive Officer. Unless the Board has designated another person as the Corporation’s President, the Chief Executive Officer shall be the President of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board, and shall perform all duties and have all powers set forth in these Bylaws or that are commonly incident to the office of chief executive or that are delegated to such officer by the Board. The President shall perform such other duties and shall have such other powers as set forth in these Bylaws or as the Board or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
Section 4.8    Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board or the Chief Executive Officer may from time to time prescribe. The Board may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board.
Section 4.9    Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers set forth in these Bylaws or as the Board or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and any corporate seal and to affix and attest to the same on documents.
Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.
In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairperson of the meeting shall designate a temporary secretary to keep a record of the meeting.
Section 4.10    Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as set forth in these Bylaws or as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.
The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board) shall perform the duties and exercise the powers of the Treasurer.
Section 4.11    Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
ARTICLE V
Capital Stock
Section 5.1    Issuance of Stock. Subject to the provisions of the Certificate of Incorporation and applicable law, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board in such manner, for such lawful consideration and on such terms as the Board may determine.
Section 5.2    Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL.
If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Within a reasonable time after the issuance or transfer of uncertificated shares, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Section 151 or Sections 156, 202(a) or 218(a) of the DGCL or, with respect to Section 151 of the DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 5.3    Signatures. Any or all of the signatures on a certificate may be a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. In case any officer, transfer agent or registrar who has signed or whose signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 5.4    Transfers. Shares of stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and these Bylaws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require, and payment of all necessary transfer taxes. Uncertificated shares shall be transferred only on the books and records of the Corporation upon delivery of an assignment, power of attorney or instruction, properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require, and payment of all necessary transfer taxes. Except as may be otherwise required by law, the Certificate of Incorporation or these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws and applicable law. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 5.5    Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Corporation may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Corporation may require for the protection of the Corporation or any transfer agent or registrar.
Section 5.6    Record Date.
(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
Section 5.7    Transfer Agents and Registrars. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board.
Section 5.8    Regulations. The issue and registration of shares of stock of the Corporation shall be governed by such other regulations as the Board may establish.
ARTICLE VI
General Provisions
Section 6.1    Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall be the 52- or 53-week period ending on the Thursday on or preceding December 31.
Section 6.2    Corporate Seal. Any corporate seal shall be in such form as shall be approved by the Board.
Section 6.3    Dividends. The Board, subject to any restrictions contained in the DGCL or the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation.
Section 6.4    Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 6.5    Voting of Securities. Except as the Board may otherwise designate, the Chief Executive Officer, the President or the Treasurer or any other officer authorized to do so by the Board may waive notice, vote, consent or appoint any person or persons to waive notice, vote or consent, on behalf of the Corporation, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) with respect to the securities of any other entity which may be held by this Corporation.
Section 6.6    Reliance Upon Books, Reports and Records. Each director of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 6.7    Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
Section 6.8    Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.
Section 6.9    Manner of Notice to Stockholders.
(a)    Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.
(b)    Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 6.9(b), shall be deemed to have consented to receiving such single written notice.
Section 6.10    Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.
Section 6.11    Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
ARTICLE VII
Amendments
These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board or by the stockholders as expressly provided in the Certificate of Incorporation.
ARTICLE VIII
Indemnification and Advancement
Section 8.1    Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved in (as a witness or otherwise), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 8.2    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved in (as a witness or otherwise), any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery of the State of Delaware or such other court shall deem proper.
Section 8.3    Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 8.1 or Section 8.2 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
Section 8.4    Good Faith Defined. For purposes of any determination under Section 8.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 8.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.1 or 8.2, as the case may be.
Section 8.5    Right of Claimant to Bring Suit. If (i) notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, a claim under Sections 8.1 or 8.2 of this Article VIII is not paid in full by the Corporation within 90 days after a written claim for indemnification has been received by the Corporation, or (ii) a claim for advancement of expenses under Section 8.6 is not paid in full by the Corporation within 30 days after a written claim for the advancement of expenses has been received by the Corporation, the claimant may at any time thereafter (but not before) bring suit against the Corporation in the Court of Chancery of the State of Delaware to recover the unpaid amount of the claim, together with interest thereon. Neither a contrary determination in the specific case under Section 8.3 nor the absence of any determination thereunder shall be a defense to such action or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any action for indemnification or advancement pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such action. If successful, in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such action to the fullest extent permitted by applicable law.
Section 8.6    Expenses Payable in Advance. Expenses, including without limitation attorneys’ fees, incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.
Section 8.7    Non-exclusivity of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.1 and 8.2 shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.1 or 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.
Section 8.8    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 8.9    Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
Section 8.10    Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 8.11    Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings governed by Section 8.5 of this Article VIII, the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with an action, suit, or proceeding (or part thereof) initiated by such person unless such action, suit or proceeding (or part thereof) was authorized by the Board.
Section 8.12    Contract Rights. The obligations of the Corporation under this Article VIII to indemnify a person and advance expenses shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article VIII shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.
ARTICLE IX
Federal Forum
Section 9.1    Federal Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
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Adopted as of: May 8, 2025
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